UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

    ☐     Preliminary Proxy Statement

    ☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    ☒    Definitive Proxy Statement

    ☐    Definitive Additional Materials

    ☐    Soliciting Material Under Rule 14a-12

SUMMIT THERAPEUTICS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    ☒     No fee required.
☐    Fee paid previously with preliminary materials.
    ☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUMMIT THERAPEUTICS INC.
601 Brickell Key Drive, Suite 1000
Miami, FL 33131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Daylight Time on June 14, 2024

Dear Summit Therapeutics Inc. Stockholder:
You are cordially invited to attend our 2024 annual meeting of stockholders (the “Annual Meeting”), which will be held on June 14, 2024 at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SMMT2024. Please have your notice or proxy card in hand when you visit the website; to participate in the Annual Meeting, you will need the control number included on your notice or proxy card. During the Annual Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement ("Proxy Statement"):

1.    To elect nine directors from the nominees named in the accompanying Proxy Statement to hold office until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.    To approve, by a non-binding advisory vote, the compensation of our named executive officers;
4.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 17, 2024 as the record date for the Annual Meeting. Only stockholders of record on April 17, 2024 are entitled to notice of and to vote at the Annual Meeting. It is important that your shares are represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you received with the Proxy Statement.
If you intend to vote via the Internet, telephone or mail, your vote must be received by 11:59 p.m. Eastern Daylight Time, on June 13, 2024. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you received with the Proxy Statement. This Proxy Statement is being mailed to stockholders on or about April 25, 2024.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we request that you submit your vote via the Internet, telephone or mail.

Thank you for your continued support of Summit Therapeutics Inc.
By Order of the Board of Directors,

/s/ Robert W. Duggan

Robert W. Duggan
Chief Executive Officer and Executive Chairman
Miami, FL
April 25, 2024

SUMMIT THERAPEUTICS INC.
______________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Daylight Time on June 14, 2024
______________________
GENERAL INFORMATION
We are providing you with this Proxy Statement and the enclosed form of proxy in connection with the solicitation by our Board of Directors for use at our 2024 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be conducted virtually via live webcast by visiting www.virtualshareholdermeeting.com/SMMT2024 on June 14, 2024 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Summit,” or the “Company” refers to Summit Therapeutics Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about April 25, 2024. See the section titled, “Fiscal Year 2023 Annual Report and SEC Filings” for information on accessing our 2023 Annual Report to Stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
QUESTIONS AND ANSWERS
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Robert W. Duggan, Dr. Mahkam Zanganeh, and Manmeet Soni to serve as proxies for the Annual Meeting.

What matters will be voted on at the Annual Meeting?
The following matters will be voted on at the Annual Meeting:
Proposal 1: To elect nine directors from the nominees named in this Proxy Statement to hold office until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
Proposal 3: To approve, by a non-binding advisory vote, the compensation of our named executive officers; and
Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•“FOR” the election of the nine directors nominated by our Board of Directors and named in this Proxy Statement;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•“FOR” the approval of the compensation of our named executive officers

Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 17, 2024, which we refer to as the record date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors. Shares of common stock that are present virtually during the Annual Meeting constitute shares of common stock represented "in person."
A complete list of these stockholders will be available at www.virtualshareholdermeeting.com/SMMT2024 for ten days prior to the Annual Meeting. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please see “What if I do not specify how my shares are to be voted?” for more information.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on April 17, 2024 or if you hold a valid proxy for the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your notice or proxy card. The live audio webcast will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Daylight Time and you should allow ample time for the check-in procedures.
How do I ask questions during the Annual Meeting?
We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it been held in a physical location. If you wish to submit a question during the meeting, you may log into www.virtualshareholdermeeting.com/SMMT2024 and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SMMT2024.

How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, there are four ways for you to vote your shares:
•By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•By telephone. You may vote your shares by telephone by calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the directions. If you vote by telephone, you do not need to return a proxy card by mail. Telephone voting is available 24 hours a day. Votes submitted by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 13, 2024.
•Via the Internet. You may vote your shares via the Internet by visiting www.proxyvote.com. The proxy card will include detailed instructions to vote via the Internet. If you vote via the Internet, you do not need to return a proxy card by mail. Internet voting is available 24 hours a day. Votes submitted via the Internet must be received by 11:59 p.m. Eastern Daylight Time on June 13, 2024.
•Attend the Annual Meeting. You may vote at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/SMMT2024. You must have your notice or proxy card in hand when you visit the website.

Beneficial Owners. If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.
Whether or not you plan to attend the Annual Meeting, we request that you vote by proxy to ensure your vote is counted. To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name”.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.
Can I revoke or change my vote after I submit my proxy?
Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•signing and returning a new proxy card with a later date;
•entering a new vote by telephone or via the Internet by 11:59 p.m. Eastern Daylight Time on June 13, 2024;
•delivering a written revocation to Manmeet Soni, our Principal Financial Officer at Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, Florida 33131 by 5:00 p.m. Eastern Daylight Time on June 13, 2024; or
•following the instructions at www.virtualshareholdermeeting.com/SMMT2024.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions on changing your vote.
What if I do not specify how my shares are to be voted?
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of the nine directors nominated by our Board of Directors and named in this Proxy Statement for a one-year term and until their successors are duly elected;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•“FOR” the approval, by a non-binding advisory vote, of the compensation of our named executive officers; and
•In the discretion of the named proxies regarding any other matters properly presented for vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of The Nasdaq Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters such as Proposal 1 and Proposal 3 absent direction from you. Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on Proposals 1 or 3.
What constitutes a quorum, and why is a quorum required?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our Bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As of the close of business on the record date of April 17, 2024, we had 701,974,596 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 350,987,299 shares of common stock must be represented at the Annual Meeting to constitute a quorum.
Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What is the effect of a broker non-vote?
Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast.
What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of nine directors	Plurality of votes cast	No

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of the shares (i) entitled to vote, (ii) present (including by proxy) and (iii) voting affirmatively or negatively on the Proposal	Yes

Proposal 3: Non-binding advisory vote to approve the compensation of named executive officers	Majority of the shares (i) entitled to vote, (ii) present (including by proxy) and (iii) voting affirmatively or negatively on the Proposal	No

With respect to Proposal 1, you may vote FOR all the nominees to the Board or you may WITHHOLD your vote for all the nominees or any number of individual nominees that you may specify. The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of FOR votes are elected as directors. As a result, any shares not voted FOR a particular nominee (whether as a result of a vote to WITHHOLD or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will reduce the overall majority required to approve Proposal 2 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).
With respect to Proposal 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will reduce the overall majority required to approve Proposal 3 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).

Who will count the votes?
Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) has been engaged to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, votes to WITHHOLD from nominees to the Board, abstentions, and broker non-votes.

Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.
Who is paying for the costs of this proxy solicitation?
The Company will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders. We have not engaged a third party to assist us in soliciting proxies.
How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and published on our website after the Annual Meeting.
What does it mean if I receive more than one set of printed materials?
If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.
Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@smmttx.com or Investor Relations, Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, FL 33131, or by calling (650) 460-8308..
Beneficial owners may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals for 2025 Annual Meeting
For a stockholder proposal to be eligible under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in our proxy statement for next year's annual meeting, the proposal must comply with all applicable requirements of Rule 14a-8, all applicable requirements of our Bylaws and be received by our Corporate Secretary at our principal executive office, 601 Brickell Key Drive, Suite 1000, Miami, Florida 33131, not later than December 26, 2024. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2025 Annual Meeting
Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2025 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at our principal executive office, 601 Brickell Key Drive, Suite 1000, Miami, FL 33131, by:

•not less than 90 days prior to the one-year anniversary of the date of our 2024 annual meeting of stockholders (March 15, 2025); and

•not more than 120 days prior to the one-year anniversary of the date of our 2024 annual meeting of stockholders (February 13, 2025).

In the event we hold our 2025 annual meeting of stockholders more than 30 days prior to, or delay it by more than 60 days after, the one-year anniversary of the 2024 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the 120th day prior to the 2025 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2025 annual meeting of stockholders and (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or the day of public disclosure of the date of such annual meeting, whichever first occurs. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

In addition to complying with the Company’s notice requirements under its Bylaws as set forth in the previous paragraph, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025. If the 2025 annual meeting changes by more than 30 calendar days from the anniversary date of the 2024 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors has nominated Robert W. Duggan, Mahkam Zanganeh, Manmeet Soni, Kenneth A. Clark, Robert Booth, Ujwala Mahatme, Alessandra Cesano, Yu Xia and Mostafa Ronaghi for election at the Annual Meeting with terms expiring at the 2025 annual meeting of stockholders. Please refer to “Board of Directors and Committees of the Board” section below for the nominees’ biographies.

The nine nominees receiving the highest number of votes will be elected at the Annual Meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.
Summary information regarding our nominees is set forth below.

Name	Age	Position	Director Since
Robert W. Duggan	79	Chief Executive Officer & Chairman of the Board of Directors of Summit Therapeutics Inc.; Chief Executive Officer of Duggan Investments, Inc.	2019
Mahkam Zanganeh	53	Chief Executive Officer, President & Director of Summit Therapeutics Inc.; Founder and Chief Executive Officer of Maky Zanganeh and Associates	2020
Manmeet Soni	46	Chief Operating Officer & Chief Financial Officer of Summit Therapeutics, Inc.	2019
Kenneth A. Clark	65	Member of Wilson Sonsini Goodrich & Rosati, P.C.	2021
Robert Booth	70	Retired Executive and Professor; Board Member	2022
Ujwala Mahatme	59	Founder and Managing Partner of Mahatme Bitterman PLLC	2020
Alessandra Cesano	63	Chief Medical Officer of ESSA Pharma	2022
Yu Xia	57	Chief Executive Officer and Chairwoman of Akeso, Inc.	2023
Mostafa Ronaghi	55	Co-Founder and Executive Board Member of Cellanome	2024
There is no family relationship among any of the nominees, directors and/or any of our executive officers, however, Mr. Duggan and Dr. Zanganeh have a personal relationship with each other. Our executive officers serve at the discretion of the Board of Directors. Further information about our directors is provided in the “Board of Directors and Committees of the Board” section below. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the election of all nine nominees; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the nominees unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
ALL NINE NOMINEES TO SERVE AS OUR DIRECTORS

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2024 and recommends that stockholders vote in favor of the ratification of such appointment. PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2023.
Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
PricewaterhouseCoopers LLP representatives are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
Vote Required
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will reduce the overall majority required to approve Proposal 2 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
    We are required by Section 14A of the Exchange Act to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Executive Compensation” sections of this Proxy Statement. In accordance with the vote of our stockholders in 2021 regarding the frequency of future "Say-on-Pay" votes, the Board intends to hold this vote annually, and the next advisory vote on the frequency of future advisory votes to approve named executive officer compensation will occur in 2027.

    We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Executive Compensation” section of this Proxy Statement discloses information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in such section when evaluating our approach to compensating our named executive officers.

    Our Board of Directors and the Compensation Committee of our Board of Directors monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

    The objectives of our executive compensation programs are to attract and retain the talented individuals we need to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has structured executive compensation in accordance with the following considerations (among others):
•Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at market levels for comparable companies.
•Linking the vesting of most option awards to performance standards established by our Compensation Committee as described in the “Executive Compensation” section of this Proxy Statement.
•Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.

    The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders. Please refer to the “Executive Compensation” sections of this Proxy Statement for a discussion of our Company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.
    The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Item 10. Directors, Executive Officers and Corporate Governance

CORPORATE GOVERNANCE
Overview
Our Board of Directors oversees our Chief Executive Officers, and other senior management in the competent and ethical operation of our business and affairs and assures that the long-term interests of the stockholders are being served. Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of our Board of Directors and management, and improves our standing in our industry.

Board Leadership Structure
Our Board of Directors believes that the roles of Chairman and Chief Executive Officer may be filled by the same or different individuals. This allows our Board of Directors to have the flexibility to determine whether the two roles should be combined or separated based upon the needs of the Company and our Board of Directors’ assessment of our leadership from time to time. Our Board of Directors believes that combining the role of Chairman and Chief Executive Officer facilitates the strategic development of the Company and the flow of information between the Board and management. In our Board’s view, Mr. Duggan is best situated to serve as Chairman because of his familiarity with the Company’s business and industry, and his insight into the strategies and policies to be discussed by the Board of Directors. At this time, our Board of Directors believes it is in the best interests of our Company and our stockholders for Robert W. Duggan to serve as our Chief Executive Officer and Chairman of the Board of Directors. The Chairman of the Board of Directors presides over all Board meetings and approves the agenda for meetings of the Board of Directors. He also works with the Board of Directors to drive decisions about particular strategies and policies.

The Appointment of the Lead Independent Director
Our Board of Directors has determined that it is advisable, in light of having the same person, Robert W. Duggan, serve as both Chief Executive Officer and Chairman of the Board of Directors, to appoint a lead independent director (“LID”). The Board of Directors has approved the appointment of Kenneth Clark as LID. The LID shall be responsible for the following duties: (i) to chair any meeting of the independent directors in executive sessions; (ii) to meet with any director who is not adequately performing his or her duties as a member of the Board of Directors; (iii) to facilitate communications between other members of the Board of Directors and the Chairman of the Board and Chief Executive Officer; (iv) to monitor, with the assistance of the Company’s legal advisors, communications from stockholders and other interested parties; (v) to work with the Chairman of the Board in the preparation of the agenda for each Board of Directors meeting; and (vi) to otherwise consult with the Chairman of the Board and Chief Executive Officer on corporate governance matters and the Board of Directors’ performance.

The Board of Director’s Role in Risk Oversight
Our management has day-to-day responsibility for identifying risks facing us, including implementing suitable mitigating processes and controls, assessing risks in relation to Company strategies and objectives, and appropriately managing risks in a manner that serves the best interests of the Company, our stockholders, and other stakeholders. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.

Generally, various committees of our Board of Directors oversee risks associated with their respective areas of responsibility and expertise. For example, our Audit Committee oversees, reviews and discusses with management and the independent auditor risks associated with our internal controls, procedures for financial reporting, and the steps management has taken to monitor and mitigate those exposures; our Audit Committee also oversees the management of other risks, including those associated with credit risk. Our Compensation Committee oversees the management of risks associated with our compensation policies, plans, and practices. Our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence and the composition and organization of the Board of Directors. Our Board of Directors provides oversight over cybersecurity risks. Management and other employees report to the Board of Directors and/or relevant committee from time to time on risk-related issues.

Diversity of the Board

Although the Nominating and Corporate Governance Committee does not maintain a specific policy with respect to board diversity, the Board of Directors believes that the Board of Directors should be a diverse body. Diversity in experiences, perspectives, and backgrounds is just one of many factors considered by the Nominating and Corporate Governance Committee in considering director nominees. In August 2021, as subsequently amended in December 2022, the SEC adopted Nasdaq’s proposal that requires listed companies to provide statistical information about their boards of directors in the form of a matrix chart. The below Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.

Board Diversity Matrix (as of April 17, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	4	4	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

Director Independence
Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Mr. Clark, Ms. Mahatme, Dr. Booth Dr. Cesano, and Dr. Ronaghi, representing five of our nine directors, is “independent” as that term is defined under the rules of The Nasdaq Stock Market and none of these directors has or has had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors also determined that Mr. Clark, Ms. Mahatme, Dr. Booth, Dr. Cesano, and Dr. Ronaghi, who comprise our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules, including Rule 10A-3 of the Exchange Act, and the rules of The Nasdaq Stock Market. In making this determination, our Board of Directors considered the relationships that each non-employee director has or has had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Under The Nasdaq Stock Market listing requirements, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” Because Mr. Duggan owns more than a majority of the voting power of our outstanding shares of common stock, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. A “controlled company” may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

•a majority of the board of directors consist of independent directors;
•the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee’s purpose and responsibilities;
•the compensation committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and
•director nominees either be selected, or recommended for board of directors’ selection, either by “independent directors” as defined under the rules of Nasdaq constituting a majority of the board of director’s “independent directors” in a vote in which only “independent directors” participate, or by a nominations committee comprised solely of “independent directors.”

We have elected to take advantage of some of these exemptions. As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance rules.

Director Nominations
Candidates for nomination to our Board of Directors are selected by the Nominating and Corporate Governance Committee in accordance with the committee’s charter, and our Certificate of Incorporation and Bylaws. The Nominating and Corporate Governance Committee evaluates all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. Our Board of Directors has adopted Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee has adopted Policies and Procedures for Director Candidates which sets out, among other things, that the Nominating and Corporate Governance Committee considers factors such as character, integrity, judgment, diversity of experience (including age, gender, sexual orientation, international background, race and professional experience), independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like. The Nominating and Corporate Governance Committee considers the following minimum qualifications to be satisfied by any nominee to the Board of Directors: a reputation for integrity, honesty, and adherence to high ethical standards; a demonstrated business acumen, experience, and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company; a commitment to understanding the Company and its industry; a commitment to regularly attend and participate in meetings of the Board and its committees; an interest in and ability to understand the sometimes conflicting interests of the various constituencies of the Company, including stockholders, employees, customers, governmental units, creditors and the general public, and an ability to act in the interests of all stockholders. Based on the Nominating and Corporate Governance Committee’s recommendation, the Board of Directors selects director nominees and recommends them for election by our stockholders, and also fills any vacancies that may arise between annual meetings of stockholders.

The Nominating and Corporate Governance Committee will consider director candidates who are proposed by our stockholders in accordance with our Bylaws, our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates, and other procedures established from time to time by the Nominating and Corporate Governance Committee. If you would like the Nominating and Corporate Governance Committee to consider a prospective director candidate, please follow the procedures in our Bylaws and submit the candidate’s name and qualifications to: Corporate Secretary, Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, FL 33131.

Code of Business Conduct and Ethics
We have also adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Investor Information/Corporate Governance” section of our website, which is located at https://www.smmttx.com/investor-information/corporate-governance/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K to be filed with the SEC.

Policy on Short Sales, Derivative Transactions and Hedging Transactions
The Company’s Insider Trading Policy prohibits any director, officer or employee from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities.

Communication with the Board of Directors

Any stockholder communication with our Board of Directors or individual directors should be directed to Summit Therapeutics Inc., c/o Corporate Secretary, 601 Brickell Key Drive, Suite 1000, Miami, FL 33131. The Corporate Secretary will forward these communications, as appropriate, directly to the director(s). The independent directors of the Board of Directors review and approve the stockholder communication process periodically in an effort to enable an effective method by which stockholders can communicate with the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board Meetings
Our Board of Directors meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. During fiscal year 2023, our Board of Directors held 3 meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.

Our Corporate Governance Guidelines set out that all directors are expected to attend our annual meeting of stockholders. All of the current Board members who were members of the Board at our 2023 annual stockholder meeting attended such meeting.
The names of our director nominees and directors, their ages and certain other information about them are set forth below:

Name	Age	Position
Robert W. Duggan	79	Chief Executive Officer and Executive Chairman
Mahkam Zanganeh	53	Chief Executive Officer, President, and Director
Manmeet Soni	46	Chief Operating Officer, Chief Financial Officer and Director
Kenneth A. Clark	65	Lead Independent Director
Robert Booth	70	Director
Alessandra Cesano	63	Director
Ujwala Mahatme	59	Director
Yu Xia	57	Director
Mostafa Ronaghi	55	Director

The principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board of Directors to conclude that they should serve on the Board of Directors, are described below. There are no family relationships among any of our directors or executive officers, however, Mr. Duggan and Dr. Zanganeh have a personal relationship with each other.

Robert W. Duggan, age 79, has served as a member of our Board of Directors since December 2019, Executive Chairman since February 2020, and Chief Executive Officer since April 2020. Since 2016, Mr. Duggan has been Chief Executive Officer of Duggan Investments, Inc., a family office of Mr. Duggan dedicated to research and administration of his personal investments primarily in the field of biotech focused on patient-friendly breakthrough solutions to complex diseases of aging. From September 2007 through the acquisition by AbbVie Inc. in May 2015, Mr. Duggan was a member of the board of directors of Pharmacyclics, Inc., a patient-friendly, science-based, employee-driven developer of small-molecule medicines for the treatment of cancers. Mr. Duggan was also the Chairman and Chief Executive Officer of Pharmacyclics from September 2008 to May 2015 as well as its largest investor. From 1990 to 2003, Mr. Duggan was chairman of the board of directors of Computer Motion, Inc. From 1997 to 2003, Mr. Duggan also served as Chief Executive Officer of Computer Motion. In June 2003, Computer Motion merged with Intuitive Surgical Inc. Mr. Duggan has been a director and the chairman of the board of directors of Pulse Biosciences, Inc. since November 2017. From 2003 to 2011, Mr. Duggan served on the board of directors of Intuitive Surgical. Mr. Duggan received a U.S. Congressman’s Medal of Merit from Ron Paul in 1985 and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac of France. He is a member of the University of California at Santa Barbara Foundation board of trustees.

Mr. Duggan was appointed as a director because of his significant combined service as Chief Executive Officer of an innovative biopharmaceutical company and career spanning over 30 years as a venture investor and advisor for a broad range of companies, and extensive expertise in vision, strategic development, planning, finance and management.

    Mahkam Zanganeh, age 53, has served as a member of our Board of Directors since November 2020 and as Chief Executive Officer and President since July 2022. Dr. Zanganeh has previously served as the Company’s Chief Operations Officer from November 2020 to July 2022. Dr. Zanganeh is Founder, Chief Executive Officer and Director of Maky Zanganeh and Associates, an executive management and consulting firm founded in 2015. Previously, from August 2012 to September 2015, she served as the Chief Operating Officer of Pharmacyclics Inc. She also served as Chief of Staff and Chief Business Officer of Pharmacyclics from December 2011 to July 2012 and Vice President, Business Development from August 2008 to November 2011. Prior to joining Pharmacyclics Inc., Dr. Zanganeh served as President Director General (2007-2008) for the French government bio-cluster project initiative in France, establishing alliances and developing small life science businesses regionally. From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates. Dr. Zanganeh also served as worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle East and Africa (1998-2002) for Computer Motion Inc. Dr. Zanganeh has been a member of the Board of Directors of Pulse Biosciences, Inc. since February 2017. Dr. Zanganeh received a DDS degree from Louis Pasteur University in Strasbourg, France and MBA from Schiller International University in France.

Dr. Zanganeh was appointed as a director because of her years of executive and operational experience in the life sciences industry.

Manmeet Soni, age 46, has served as a member of our Board of Directors since December 2019, as Chief Operating Officer since October 2023 and as Chief Financial Officer since April 2024. From February 2022 to October 2023, Mr. Soni was the President, Chief Operating Officer and Chief Financial Officer of Reata Pharmaceuticals, Inc., a pharmaceutical company focused on developing and commercializing novel therapeutics for the treatment of severe or life-threatening diseases, until its acquisition by Biogen in October 2023. Mr. Soni joined Reata in August 2019 as Chief Financial Officer, Executive Vice President and was promoted in June 2020 to Chief Operating Officer and Chief Financial Officer, Executive Vice President of Reata.

Prior to joining Reata Pharmaceuticals, Mr. Soni was the Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals Inc. from May 2017 to August 2019. From March 2016 to February 2017, Mr. Soni served as Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Previously, he served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company, until its acquisition by AbbVie in 2015. Prior to joining Pharmacyclics, Mr. Soni worked at Zeltiq Aesthetics Inc., a publicly held medical technology company which was acquired by Allergan Inc. (acquired by Abbvie). Prior to Zeltiq, Mr. Soni worked at PricewaterhouseCoopers in the life science and venture capital group. Mr. Soni currently serves as a member of the board of directors of Pulse Biosciences, Inc. since November 2017 and previously served as a member of the board of directors of Arena Pharmaceuticals, Inc. (acquired by Pfizer, Inc.). Mr. Soni is a Certified Public Accountant and Chartered Accountant (India).

Mr. Soni was appointed as a director because of his extensive experience in the life sciences industry and his financial and accounting expertise.

Kenneth A. Clark, age 65, has served on our Board of Directors since October 2021. Mr. Clark is a partner of Wilson Sonsini Goodrich & Rosati, where he advises biotech companies on strategic partnerships, mergers and acquisitions, financing transactions and operational matters. He is also a partner of TCG Labs, a venture capital fund affiliated with The Column Group. Mr. Clark has previously served as a member of the boards of directors for multiple publicly traded companies, including Pulse BioSciences, Inc. and Pharmacyclics, Inc, and is currently a director of Acurex Biosciences. Mr. Clark received his undergraduate degree from Vanderbilt University and a juris doctorate from the University of Texas School of Law.

We believe Mr. Clark is qualified to serve on our Board of Directors because of his expertise in business consulting, deal transactions, financing, and corporate law in the biotechnology sector.

Robert Booth, age 70, has served on our Board of Directors since September 2022. Dr. Booth has spent more than 30 years in the biopharmaceutical industry, most recently as founder and chief executive officer of Virobay Inc. Additionally, he has served as operating partner and senior advisor at TPG Biotech. Prior to Virobay, Dr. Booth was the chief scientific officer at Celera Genomics, where he was responsible for all discovery and development activities. At Celera, Dr. Booth conceived and initiated the BTK inhibitor program that was ultimately licensed to Pharmacyclics and from which IMBRUVICA® (ibrutinib) was developed and approved. Dr. Booth served on the board of directors of Pharmacyclics until its acquisition by AbbVie. Prior to Celera, Dr. Booth was senior vice president for Roche in Palo Alto, California, where he was a member of the global research management team and the business development committee, which oversaw licensing opportunities. Dr. Booth additionally currently serves on the boards of Acurex Biosciences and Thryv Therapeutics, private companies that are focused on neurodegenerative diseases and cardiovascular diseases, respectively. Dr. Booth received his BSc and PhD in biochemistry from the University of London. The Board has determined that Dr. Booth qualifies as an independent director under applicable Nasdaq listing rules.

We believe Dr. Booth is qualified to serve on our Board of Directors because of his expertise in the life sciences industry.

Ujwala Mahatme, age 59, has served as a member of our Board of Directors since July 2020. Currently, Ms. Mahatme serves as the Founder and Managing Partner of Mahatme Bitterman PLLC, a role she has held since 2002. Previously, Ms. Mahatme served as Counsel at Gibson, Dunn & Crutcher and Counsel and Associate at Pillsbury Winthrop Shaw Pittman LLP. She received her Bachelor of Commerce from Brihan Maharashtra College of Commerce, University of Poona, her Bachelor of Laws from ILS Law School, University of Poona, Master of Laws from the University of Cambridge and Master of Laws in Corporation Law from New York University.

We believe Ms. Mahatme is qualified to serve on our Board of Directors because of her expertise in corporate law and financing in the biotechnology sector.

Alessandra Cesano, age 63, has served as a member of our Board of Directors since November 2022. Dr. Cesano has 26 years of experience in research and development in both drug and diagnostic companies ranging from large, global biopharma to private, venture-backed companies, and currently serves as Chief Medical Officer of ESSA Pharma. Prior to ESSA, Dr. Cesano was the Chief Medical Officer at NanoString Inc., where she built and led the Immuno-Oncology program and the diagnostic pipeline. Prior to NanoString, she was Chief Medical Officer for Cleave Biosciences. There, Dr. Cesano led the successful filing of two INDs for a clinical candidate and led two Phase I trials in Multiple Myeloma and solid tumors. Dr. Cesano has global full-phase development and regulatory experience with large and small molecules and had a substantive and lead role in two approved drugs – Kepivance® (palifermin) and Vectibix® (panitumumab). Dr. Cesano serves on the board of directors at Puma Biotechnology. She received her PhD in tumor immunology and her MD from the University of Turin. The Board has determined that Dr. Cesano qualifies as an independent director under applicable Nasdaq listing rules.

We believe Dr. Cesano is qualified to serve on our Board of Directors because of her expertise in the biopharmaceutical industry focused on oncology.

Yu (Michelle) Xia, age 57, has served as a member of our Board of Directors since January 2023. Dr. Xia is the founder of Akeso, Inc., and has been the chairwoman, president and CEO of the Company since its inception in 2012.

Dr. Xia has over 27 years of experience in the pharmaceutical industry and academic research. Prior to founding Akeso Biosciences, Dr. Xia held senior leadership roles at Crown Bioscience Inc., where she played a decisive role in constructing Crown Bioscience’s platform, building its team, setting and implementing its strategies, and forging its joint venture with Pfizer (the Pfizer-Crown Asian Cancer Research Centre). From 2006 to 2008, Dr. Xia served as a senior scientist and group leader at PDL BioPharma, Inc. (later acquired by AbbVie). In 2006, Dr. Xia served as a senior process development scientist at Bayer Corporation in the U.S. At both PDL BioPharma and Bayer, Dr. Xia oversaw CMC, process development and manufacturing of therapeutic protein and antibody drugs. Dr. Xia began her pharmaceutical career at Axys Pharmaceuticals, Inc. (later acquired by Celera Genomics), where she held both scientific and managerial roles in drug discovery programs from December 2000 to December 2005, overseeing a broad range of activities from target validation through IND-enabling studies. Dr. Xia earned her Ph.D. degree in molecular biology and microbiology from Newcastle University in the U.K. in 1994. Dr. Xia completed her postdoctoral research training at the University of

Glasgow in the U.K. from 1993 to 1996, and she also conducted the cancer immune therapy research at the University of Louisville School of Medicine in the U.S. from 1996 to 2000.

Over the years, Dr. Xia has held important roles in numerous influential organizations, including as a member of the Special Committee for Monoclonal Antibody of the China Medicinal Biotech Association, a committee member of the Special Committee for Science and Technology Innovation of China Overseas Returnee Entrepreneur Investment Association, an advisory committee member of the Chinese Antibody Society, and a director of Tongxieyi Antibody Talent Club. Dr. Xia has also received numerous awards and recognitions for her contributions to both the pharmaceutical industry and commercial enterprises. Most recently, Dr. Xia was selected into Forbes’ Powerful Women in Technology in 2020 and in 2023 was named by Forbes China as a Top 100 Women in Business in China.

We believe Dr. Xia is qualified to serve on our Board of Directors because of her extensive experience in the biopharmaceutical industry, including in oncology.

Mostafa Ronaghi, age 55, has served as a member of our Board of Directors since April 2024. Dr. Ronaghi is the Co-Founder and Executive Board Member of Cellanome. Prior to founding Cellanome, he was Chief Technology Officer, Senior Vice President, and member of the Executive Leadership Team at Illumina, Inc. (Nasdaq: ILMN) from 2008 to 2021. While at Illumina, in 2016, Dr. Ronaghi co-founded GRAIL, a next-gen liquid biopsy platform for cancer detection. Prior to Illumina, Dr. Ronaghi was Principal Investigator at the Stanford Genome Technology Center from 1999 to 2008. Throughout his prolific career, Dr. Ronaghi co-founded several other companies, including Pyrosequencing AB in 1997, ParAllele Biosciences in 2001, NextBio in 2004, Avantome in 2008, and Clear Labs in 2014, each of which sought to increase the understanding of particular diseases through next-generation sequencing (NGS), advanced genotyping, or other advanced technology. Dr. Ronaghi holds a Ph.D. in Biotechnology from Royal Institute of Technology in Stockholm, Sweden.

Board Committees
Our Board of Directors has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee all operate under charters approved by our Board of Directors, which charters are available on the Investor Information tab of our website at https://www.smmttx.com under “Corporate Governance.” Our Board of Directors from time to time establishes additional committees to address specific needs.

Our Audit Committee meets quarterly, and holds special meetings or acts by written consent as needed. Our Compensation Committee and Nominating and Corporate Governance Committee each hold special meetings or act by written consent as needed. The following table sets forth (i) the three standing committees of the Board of Directors, (ii) the members of each committee as of December 31, 2023, and (iii) the number of meetings held by each committee in fiscal year 2023:

Name of Director	Audit	Compensation(2)	Nominating and Corporate Governance
Robert W. Duggan
Mahkam Zanganeh
Manmeet Soni(1)
Kenneth A. Clark(1)	X (Chair)	X (Chair)	X (Chair)
Robert Booth	X		X
Alessandra Cesano			X
Ujwala Mahatme	X	X	X
Yu (Michelle) Xia
Number of Meetings Held During 2023	5	2	1
_______________
(1)On October 13, 2023, the Company appointed Manmeet Soni as Chief Operating Officer. In connection with his employment as Chief Operating Officer, Mr. Soni resigned from his seat on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as from his position as lead independent director. To fill the vacancies left by Mr. Soni, Robert Booth was appointed to the Audit Committee and Kenneth A. Clark was appointed as the lead independent director on the Board.
(2)On February 16, 2024, Mr. Clark was appointed to serve as Compensation Committee Chair. On April 10, 2024, Dr. Ronaghi was appointed to serve as a member of the Compensation Committee.

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•establishing policies regarding the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, our registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions; and
•preparing the Audit Committee report required by SEC rules.

The members of our Audit Committee are Mr. Clark, Dr. Booth and Ms. Mahatme. Mr. Clark serves as our Audit Committee Chair. Our Board of Directors has determined that each member of our Audit Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Audit Committee meets the requirements for independence under, and the functioning of our Audit

Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations. In addition, our Board of Directors has determined that Mr. Clark meets the financial literacy requirements under the rules of The Nasdaq Stock Market and the SEC and that he qualifies as Audit Committee financial expert as defined under SEC rules and regulations.

Compensation Committee

Our Compensation Committee oversees our corporate compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officers and our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our Board of Directors with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•preparing the Compensation Committee report required by SEC rules.

The members of our Compensation Committee are Mr. Clark, Ms. Mahatme, and Dr. Ronaghi. Mr Clark serves as our Compensation Committee Chair. Our Board of Directors has determined that each member of our Compensation Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations.

Our Compensation Committee has delegated authority in accordance with its charter to the Company’s Chief Executive Officers to grant to employees of the Company options to purchase common stock pursuant to the 2020 Stock Incentive Plan (the “Stock Incentive Plan”). The Chief Executive Officers have authority to grant up to 7,284,000 options in the aggregate pursuant to resolutions of the Compensation Committee so delegating such authority.

The Compensation Committee does not currently retain or use an executive compensation consultant for determining or recommending the amount or form of executive officer compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board of Directors;
•recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Directors’ committees;
•reviewing and making recommendations to our Board of Directors with respect to our Board of Directors leadership structure;

•reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•developing and recommending to our Board of Directors corporate governance principles; and
•overseeing an annual evaluation of our Board of Directors.

As of December 31, 2023 the members of our Nominating and Corporate Governance Committee are Mr. Clark, Dr. Booth, Ms. Mahatme and Dr. Cesano. Mr. Clark serves as our Nominating and Corporate Governance Committee Chair. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market.

Director Compensation
Employee directors are not compensated for Board of Directors services in addition to their regular employee compensation.
For 2023, the non-employee members of the Board of Directors were compensated as follows:

Cash compensation: Each non-employee member of the Board received the following cash compensation (the “Retainer Cash Payments”):

•an annual retainer for each member of the Board of $48,000 paid in equal quarterly installments;
•the members of our Audit, Compensation and Nominating and Corporate Governance Committees were eligible to receive an additional annual retainer of $6,500 for their service on each committee; and
•the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees were eligible to receive annual retainers of $36,700, $13,000, and $13,000, respectively.

We reimbursed our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.
Equity Compensation: Each non-employee director received a stock option annual grant to purchase 35,000 shares of the Company’s common stock, par value $0.01 (the "Common Stock"), at a strike price equal to the fair market value of the common stock on the grant date, which shall vest in four equal quarterly installments, with the first such installment occurring on March 31 in the year of grant.
Each new non-employee director appointed during 2023 received a stock option grant to purchase 200,000 shares of Common Stock, at a strike price equal to the fair market value of the common stock on the grant date, which shall vest in four equal annual installments, with the first such installment occurring on the one-year anniversary of the grant date. Each new non-employee director appointed during 2023 was also granted a prorated annual grant for their service in the fourth quarter of 2023, at a strike price equal to the fair market value of the common stock on the grant date, which vested in full on December 31, 2023.

For 2023, each non-employee director may elect to convert all or a portion of his or her Retainer Cash Payments into a number of options (the “Retainer Option,” and such election, a “Retainer Option Election”) into a set number of options. The number of shares subject to a

Retainer Option will be equal to (i) the product of (A) the dollar value of the aggregate Retainer Cash Payments that the non-employee director elects to forego over the course of a specified period covered by a Retainer Option Election in favor of receiving a Retainer Option multiplied by (B) 3.0 (the “Retainer Option Multiplier”), divided by (ii) the fair market value of a share on the date of grant of the Retainer Option, provided that the number of shares covered by such Retainer Option shall be rounded to the nearest whole share. The Retainer Options shall be awarded annually and vest in four equal quarterly installments on March 31, June 30, September 30 and December 31 following the Retainer Option Election, subject to the director remaining as a non-employee director on each such vesting date. The election must have been made by December 31 of the preceding year.

The following table sets forth information concerning compensation paid or earned for services rendered to us by the non-employee members of our Board of Directors for the fiscal year ended December 31, 2023. Compensation paid to Mr. Duggan, Dr. Zanganeh and Mr. Soni is included in the section entitled, “Executive Compensation” and excluded from the table below:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Kenneth A. Clark(2)	25,792	308,855	334,647
Robert Booth(2)	1,425	263,344	264,769
Ujwala Mahatme	—	293,685	293,685
Alessandra Cesano	27,250	199,744	226,994
Michelle Xia(3)	—	—	—

_______________
(1)Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.
(2)Fees earned or paid in cash for Mr. Clark and Dr. Booth were a result of these individuals filling the vacancies left by Mr. Soni as described above.
(3)Dr. Xia did not receive any compensation for her role as a member of the Company's Board of Directors in 2023.

The aggregate number of shares subject to stock options outstanding and exercisable on December 31, 2023 for each non-employee director is as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2023	Aggregate Number of Stock Options Exercisable as of December 31, 2023
Robert Booth	273,950	123,950
Alessandra Cesano	255,516	105,516
Kenneth A. Clark	369,160	269,160
Ujwala Mahatme	386,712	336,712
Michelle Xia	—	—

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we are aware of no late Section 16(a) reports required to be filed by our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities in the year ended December 31, 2023, other than: a Form 5 filed by Dr. Xia on February 14, 2024 to report that she had not filed Forms 4 in respect of (i) the acquisition by Akeso of 10,000,000 shares of common stock on January 17, 2023 in connection with the entry into the License Agreement; and (ii) the acquisition by Akeso of 21,523,530 shares of common stock on March 7, 2023 in the Company’s 2023 Rights Offering. Dr. Xia is a stockholder and exercises the right to vote approximately 28.9% of Akeso's ordinary shares, and serves as chairwoman, president and chief executive officer of Akeso. Dr. Xia disclaims beneficial ownership of the shares of Common Stock beneficially owned by Akeso, except to the extent of her pecuniary interest therein.

Item 11. Executive Compensation

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in the following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the following “Executive Compensation” section of this Annual Report with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that such information be included in this Annual Report.

Members of the Compensation Committee:
Kenneth A. Clark (Chair)
Ujwala Mahatme

Executive Compensation
The following is a discussion and analysis of compensation arrangements of our named executive officers (NEOs). This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2023 were as follows, who are comprised of (1) our principal executive officers in fiscal year 2023 and (2) our next most highly compensated executive officers who were serving as executive officers as of December 31, 2023:
•Robert W. Duggan, our Chief Executive Officer and Executive Chairman;
•Mahkam Zanganeh, our Chief Executive Officer, President and Director;
•Manmeet Soni, our Chief Financial Officer, Chief Operating Officer and Director
•Ankur Dhingra, our former Chief Financial Officer;

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officers and our next two most highly compensated executive officers, who were serving as executive officers as of December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert W. Duggan, Chief Executive Officer and Executive Chairman(4)	2023	—	—	—	—	—
	2022	—	—	—	—	—
	2021	—	—	—	—	—

Mahkam Zanganeh, Director, Chief Executive Officer, and President	2023	600,000(4)	—	19,905,115(6)	57,809	20,562,924
	2022	450,000	452,500	307,200(7)	32,349	1,242,049
	2021	450,000	182,250	8,987,768	19,196	9,639,214

Manmeet Soni, Chief Operating Officer and Chief Financial Officer	2023	100,000	—	23,381,640(8)	131,699	23,613,339

Ankur Dhingra, Former Chief Financial Officer	2023	500,000(5)	91,250	—	30,001	621,251
	2022	264,231	381,918	694,464(9)	22,237	1,362,850

_______________

(1)    Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.
(2)    The amounts paid for all other compensation consisted of the following:

Name and Principal Position	Year	Health, Life and Disability Benefits ($)	401(k) Match/Pension Scheme ($)	Director Fees	Total ($)

Robert W. Duggan, Chief Executive Officer and Executive Chairman	2023	—	—	—	—
	2022	—	—	—	—
	2021	—	—	—	—

Mahkam Zanganeh, Director, Chief Executive Officer, and President	2023	38,009	19,800	—	57,809
	2022	14,049	18,300	—	32,349
	2021	1,796	17,400	—	19,196

Manmeet Soni, Chief Operating Officer and Chief Financial Officer	2023	6,178	—	125,521	131,699

Ankur Dhingra, Former Chief Financial Officer	2023	30,001	—	—	30,001
	2022	22,237	—	—	22,237

(3)    Mr. Duggan has declined any compensation from the Company.
(4)    Dr. Zanganeh’s salary was increased to from $450,000 per annum to $600,000 per annum effective January 1, 2023.

(5)     Mr. Dhingra’s salary was increased from $450,000 per annum to $500,000 per annum effective January 1, 2023.
(6)    Dr. Zanganeh was awarded 11,988,198 stock options which vest in four equal annual installments, with an aggregate fair value associated at the date of grant date of $16,524,442. Dr. Zanganeh was also awarded 11,988,198 stock options with performance-based criteria and market service conditions with an aggregate fair value at the grant date of $16,903,359, assuming 100% of the performance conditions are achieved. Only 20% of these awards were estimated to be probable at December 31, 2023 and these awards have a fair value associated with the awards at the date of grant of $3,380,673.
(7) Dr. Zanganeh was awarded 360,000 stock options with performance-based criteria and market service conditions with an aggregate fair value at the grant date of $1,384,400, assuming 100% of the performance conditions are achieved. Only 20% of the awards were estimated to be probable at December 31, 2023 and these awards have a fair value associated with the awards at grant date of $307,200.
(8) Mr. Soni was awarded 14,000,000 stock options which vest in four equal annual installments, with an aggregate fair value associated at the date of grant date of $19,297,495. Mr Soni was also awarded 14,000,000 stock options with performance-based criteria and market service conditions with an aggregate fair value at the grant date of $19,740,000, assuming 100% of the performance conditions are achieved. Only 20% of these awards were estimated to be probable at December 31, 2023 and these awards have a fair value associated with the awards at the date of grant of $3,948,000. Prior to joining the Company as Chief Operating Officer, Mr. Soni was granted options for serving on the Company's Board of Directors with a fair value of $136,145.
(9) Mr. Dhingra was awarded 600,000 stock options which vest in four equal annual installments, with an aggregate fair value associated at the date of grant date of $563,064. Mr. Dhingra was also awarded 750,000 of stock options with performance-based criteria and market service conditions with an aggregate fair value at the grant date of $587,600, assuming 100% of the performance conditions are achieved. Only 20% of these awards were estimated to be probable at December 31, 2023 and these awards have a fair value associated with the awards at the date of grant of $131,400.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our principal executive officer and our next most highly compensated executive officer, who were serving as executive officers as of December 31, 2023:

		Option Awards
Name		Number of securities underlying outstanding options		Option exercise price ($/sh)	Option expiration date
	Grant date	Exercisable	Unexercisable
Robert W. Duggan, Chief Executive Officer and Executive Chairman	—	—	—	—	—

Mahkam Zanganeh, Director, Chief Executive Officer, and President	11/11/2020	150,000	50,000	$3.71	11/11/2030
	11/11/2020	3,323	—	$3.71	11/11/2030
	11/22/2020(1)	1,800,000	600,000	$4.40	11/22/2030
	12/15/2021(2)	—	15,000	$4.75	12/15/2031
	6/28/2022(3)	—	1,300,000	$1.06	6/28/2032
	9/9/2022(3)	—	500,000	$1.29	9/9/2032
	10/13/2023(3)	—	11,988,198	$1.68	10/13/2033
	10/13/2023	—	11,988,198	$1.68	10/13/2033

Manmeet Soni, Director, Chief Operating Officer and Chief Financial Officer(6)	12/23/2019	200,000		$1.37	12/23/2029
	5/1/2020	27,273		$3.30	5/1/2030
	2/19/2021(4)	25,000		$7.33	2/19/2031
	1/3/2022(4)	25,000		$2.82	1/3/2032
	1/3/2022(4)	82,446		$2.82	1/3/2032
	1/3/2023(4)	35,000		$5.00	1/3/2033
	10/13/2023(3)		14,000,000	$1.68	10/13/2033
	10/13/2023		14,000,000	$1.68	10/13/2033

Ankur Dhingra, Former Chief Financial Officer	5/31/2022(5)	150,000	450,000	$1.33	5/31/2032
	6/28/2022(3)	—	400,000	$1.06	6/28/2032
	9/9/2022(3)	—	350,000	$1.29	9/9/2032

_______________

(1)    Option award was originally a performance-based award. In September 2021, this award was modified to a time-based award, which vest in four equal annual installments beginning on November 22, 2021.
(2)    Options vest in three years on December 15, 2024.
(3)     Option award is a performance-based award with market service conditions. As of December 31, 2023, none of the conditions had been met.
(4) Options vest in four equal quarterly installments.
(5) Options vest in four equal annual installments beginning May 31, 2023.
(6) On October 13, 2023, the Company appointed Manmeet Soni as Chief Operating Officer. Awards granted prior to October 13, 2023 were for Mr. Soni’s service on the Company’s Board of Directors.

Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End

Employment Agreement with Mahkam Zanganeh
    We entered into an employment agreement with Dr. Zanganeh, our current Chief Executive Officer and President, on November 22, 2020. The employment relationship between the Company and Dr. Zanganeh is “at-will”, and the employment agreement has no specific term. Dr. Zanganeh’s annual base salary as of December 31, 2022 was $450,000. Pursuant to her employment agreement, upon her appointment she received a grant of options to purchase 2,400,000 shares of our common stock, vesting in four equal annual installments, subject to the satisfaction of certain performance conditions. During fiscal year ended December 31, 2021, the Compensation Committee of the Board of Directors determined to eliminate the requirements for satisfying performance-based stock option awards and deemed all performance-based vesting requirements satisfied. Following this determination, the option awards are subject only to previous existing time-based vesting conditions. Dr. Zanganeh was eligible for an annual target bonus equal to 45% of her salary in 2021 and 2022 and 60% of her annual base salary for 2023, subject to achievement of performance objectives. Dr. Zanganeh was paid a discretionary cash bonus of $182,250 relating to 2021 and this bonus was paid in March of 2022. Dr. Zanganeh was paid a discretionary cash bonus of $202,500 and an extraordinary bonus of $250,000 relating to 2022 and this bonus was paid in January 2023. Dr. Zanganeh’s salary was increased to from $450,000 per annum to $600,000 per annum effective January 1, 2023. In addition, Dr. Zanganeh is entitled to receive gross up payments from the Company in the event it is determined that any payment she is entitled to receive pursuant to her employment agreement would be subject to excise tax by reason of being considered “contingent on a change in ownership or control” of the Company within the meaning of 280G of the Internal Revenue Code.

Dr. Zanganeh is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives. During her term of service as an executive officer, Dr. Zanganeh will not receive compensation that would otherwise be owed to her in her capacity as a member of our Board of Directors.

Employment Agreement with Manmeet Soni

We entered into an employment agreement with Mr. Soni, our Chief Operating Officer on October 13, 2023. The employment relationship between the Company and Mr. Soni is “at-will”, and the employment agreement has no specific term. Mr. Soni’s annual base salary as of December 31, 2023 was $600,000. Pursuant to his employment agreement upon his appointment he received a grant of options to purchase 14,000,000 shares of our common stock, vesting in four equal annual installments. In addition, Mr. Soni received a performance-based grant of options to purchase 14,000,000 shares of our common stock, vesting annually over four years, subject to the satisfaction of certain performance and market service conditions. Mr. Soni will be eligible for a yearly discretionary cash bonus in an amount solely determined by the Company of up to 60% of annual base salary. In addition, Mr. Soni is entitled to receive tax gross up payments from the Company in the event it is determined that any payment he is entitled to receive pursuant to his employment agreement would be subject to excise tax by reason of being considered “contingent on a change in ownership or control” of the Company within the meaning of 280G of the Internal Revenue Code.

Resignation of Ankur Dhingra

Mr. Dhingra resigned as Chief Financial Officer on April 2, 2024. At the time of his resignation, Mr. Dhingra had 1,200,000 outstanding unvested options, all of which were cancelled in connection with his resignation. Mr. Dhingra has 150,000 vested options that he may exercise for three months after the termination date.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and its NEOs pay.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO-RD (1) (3)	Summary Compensation Table Total for PEO-MZ (1) (3)	Compensation Actually Paid to PEO-RD (1) (4)	Compensation Actually Paid to PEO-MZ (1) (4)		Average Summary Compensation Table Total for Non-PEO NEO (2) (3)	Average Compensation Actually Paid to Non-PEO NEO (2) (4)	Value of initial fixed $100 investment based on total shareholder return (TSR) (5)	Net Loss
2023	$—	$20,562,924	$—	$30,062,629	$—	$12,049,222	$18,441,114	$55.53	$(614,928,000)
2022	$—	$1,242,049	$—	$3,786,649		$1,362,850	$3,502,186	$90.43	$(78,782,000)
2021	$—	$9,639,214	$—	$5,123,646		$1,325,423	$(11,289)	$57.23	$(88,602,000)
_______________

(1)
For 2023 and 2022, the principal executive officers (PEOs) were Robert W. Duggan (Chief Executive Officer) and Mahkam Zanganeh (Chief Executive Officer). For 2021, Mr. Duggan was the sole PEO, and the non-PEO NEOs were Mahkam Zanganeh and Jeffrey Maranian, Former Principal Accounting Officer and David Powell, Former Chief Scientific Officer.

(2)
For 2022, the sole non-PEO NEO was Ankur Dhingra, our former Chief Financial Officer who served in such role from May 2022 to April 2024. For 2023, the NEOs were Manmeet Soni (Chief Operating Officer) and Ankur Dhingra (Chief Financial Officer). Mr. Soni has served as Chief Operating Officer since October 2023 and as Chief Financial Officer since April 2024.

(3)	Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in these columns.
(4)
The dollar amounts reported in these columns represent the amounts of “Compensation Actually Paid” (otherwise known as “CAP”). The Amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

(5)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2021.

2023	PEO-RD(1)	PEO-MZ(1)	Non-PEO NEO(2)
SCT Total Compensation(3)	$—	$20,562,924	$12,049,222
Deduct amounts reported under the “Option Awards” column of the SCT	—	(19,905,115)	(11,622,747)
Add fair value of awards granted in the fiscal year and unvested as of the fiscal year end	—	32,164,255	18,659,499
Add change in fair value of awards granted in prior years and unvested as of the fiscal year end	—	(1,488,273)	(462,633)
Add change in fair value of awards granted in prior years that vested during the fiscal year as of the vesting date	—	(1,271,162)	(182,227)
Total Compensation Actually Paid(4)	$—	$30,062,629	$18,441,114

2022	PEO-RD(1)	PEO-MZ(1)	Non-PEO NEO(2)
SCT Total Compensation(3)	$—	$1,242,049	$1,362,850
Deduct amounts reported under the “Option Awards” column of the SCT	—	(307,200)	(694,464)
Add fair value of awards granted in the fiscal year and unvested as of the fiscal year end	—	1,369,200	2,833,800
Add change in fair value of awards granted in prior years and unvested as of the fiscal year end	—	2,099,100	—
Add change in fair value of awards granted in prior years that vested during the fiscal year as of the vesting date	—	(616,500)	—
Total Compensation Actually Paid(4)	$—	$3,786,649	$3,502,186

2021	PEO-RD(1)	PEO-MZ(1)	Non-PEO NEO(2)
SCT Total Compensation(3)	$—	$9,639,214	$1,325,423
Deduct amounts reported under the "Option Awards" column of the SCT	—	(8,987,768)	(974,749)
Add fair value of awards granted in the fiscal year and unvested as of the fiscal year end	—	2,740,950	—
Add change in the fair value of awards granted in prior years and unvested as of the fiscal year end	—	(244,000)	(277,123)
Add Fair value of awards granted and vested in the fiscal year as of the vesting date	—	1,952,250	—
Add change in fair value of awards granted in prior years that vested during the fiscal year as of the vesting date	—	23,000	(84,840)
Total Compensation Actually Paid(4)	$—	$5,123,646	$(11,289)

Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of total shareholder return (“TSR”) and net loss.

We do not link our PEOs and NEO compensation to the Company’s financial and stock price performance. As a development stage company, we link a significant portion of their compensation to the achievement of key product development milestones.

For purposes of this disclosure, there were no financial performance measures used to link Company performance to Compensation Actually Paid to our PEOs and non-PEO NEO in 2023.

Each of Dr. Zanganeh and Mr. Soni are entitled to receive gross up payments from the Company in the event it is determined that any payment received pursuant to such person’s employment agreement would be subject to excise tax by reason of being considered “contingent on a change in ownership or control” of the Company within the meaning of 280G of the Internal Revenue Code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 17, 2024 with respect to the beneficial ownership of our common stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings or information provided to us by such person; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled, “Summary Compensation Table” under the section entitled, “Executive Compensation”; and (iv) all directors and executive officers as a group. As of April 17, 2024, 701,974,596 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, FL 33131.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire Shares (2)	Total Beneficial Ownership	Percent of Class (3)
5% Stockholders:
Robert W. Duggan (4)	548,369,106	4,003,691	552,372,797	78.2%
Mahkam Zanganeh(5)	35,378,712	2,269,004	37,647,716	5.4%

Named executive officers and directors:
Robert W. Duggan (4)	548,369,106	4,003,691	552,372,797	78.2%

Mahkam Zanganeh(5)	35,378,712	2,269,004	37,647,716	5.4%
Yu Xia(6)	31,523,530	8,750	31,532,280	4.5%
Manmeet Soni(7)	2,976,190	394,719	3,370,909	*
Ankur Dhingra, Former Chief Financial Officer(8)	394,485	150,000	544,485	*
Kenneth A. Clark	—	295,533	295,533	*
Robert Booth	—	144,613	144,613	*
Ujwala Mahatme	—	358,606	358,606	*
Alessandra Cesano	—	119,607	119,607	*

All named executive officers and directors as a group (10 people)	618,642,023	7,744,523	626,386,546	88.3%

_______________
(*)    Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)    Excludes shares that may be acquired through the exercise of outstanding stock options or other equity awards.
(2)    Represents shares issuable within 60 days after April 17, 2024 upon exercise of exercisable options and warrants; however, unless otherwise indicated, these shares do not include any equity awards awarded after April 17, 2024.
(3)    For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire within 60 days after April 17, 2024 are deemed to be outstanding when calculating the Percent of Class of such person or entity.
(4)    This information is based upon a Schedule 13D/A filed by Mr. Duggan with the Securities and Exchange Commission on February 16, 2023, updated by a Form 4 filed by Mr. Duggan on January 4, 2024, and information known to the Company. The 552,372,797 shares of common stock beneficially owned by Mr. Duggan includes (i) 548,369,106 shares of common stock, 9,346,434 shares of common stock, representing the number of shares of common stock issued to Mr. Duggan as payment of interest in connection with the Note Purchase Agreement, (ii) warrants to purchase 3,985,055 shares of common stock, which are exercisable until December 24, 2029 and (iii) options to purchase 18,636 shares of Common Stock, comprised of 18,636 options (exercisable beginning on March 31, 2024 and exercisable until January 2, 2034).
(5)    This information is based upon a Schedule 13D/A filed by Dr. Zanganeh with the Securities and Exchange Commission on March 13, 2023, updated by a Form 4 filed by and information known to the Company and a Form 4 filed on December 13, 2023 and March 27, 2024. The 37,537,392 shares of Common Stock beneficially owned consist of (i) 35,328,712 shares of Common Stock owned in the aggregate by the Mahkam Zanganeh Revocable Trust and the Shaun Zanganeh Irrevocable Trust, (ii) warrants to purchase 315,681 shares of Common Stock (exercisable until December 24, 2029), and (iii) options to purchase 1,953,323 shares of Common Stock, comprising of 153,323 options (exercisable beginning on December 31, 2020 and exercisable until November 11, 2030), 1,800,000 options (exercisable beginning on November 22, 2021 and exercisable until November 22, 2030) and 50,000 shares purchased by an immediate family member. Of the warrants to purchase 315,681 shares of Common Stock,

315,681 are held by the Shaun Zanganeh Irrevocable Trust. The options to purchase 1,953,323 shares of Common Stock are held individually by Dr. Zanganeh.
(6)    The shares beneficially owned by Dr. Xia include (i) 31,520,000 shares of Common Stock owned by Akeso, a company in which Dr. Xia is a stockholder and exercises the right to vote approximately 28.9% of Akeso’s ordinary shares, and in which Dr. Xia serves as chairwoman, president and chief executive officer, and (ii) options to purchase 8,750 shares of Common Stock held individually by Dr. Xia. Dr. Xia disclaims beneficial ownership of all shares of Common Stock held by Akeso, except to the extent of her pecuniary interest therein.
(7)    This information is based upon a Form 4 filed by Mr. Soni with the securities and Exchange Commission on October 16, 2023 and information known to the Company. The 3,370,909 shares of common stock beneficially owned by Mr. Soni includes 2,976,190 shares acquired in the private placement on October 13, 2023.
(8)     Mr. Dhingra resigned as Chief Financial Officer as of April, 2, 2024. This information is based upon two Form 4s filed by Mr. Dhingra with the Securities and Exchange Commission on December 13, 2023 and March 27, 2024 and information known to the Company. The 544,485 shares of common stock beneficially owned by includes (i) 39,527 shares of common stock directly owned and (ii) 354,958 shares of common stock indirectly held by the Dhingra Family Revocable Trust.

EXECUTIVE OFFICERS

Biographical data for our current executive officers, including their ages as of April 17, 2024 is included under the heading, “Board of Directors and Committees of the Board” above, as Mr. Duggan, Dr. Zanganeh and Mr. Soni are our current executive officers.

Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders (1)	105,809,178	$1.95	3,261,496
Equity compensation plans not approved by security holders (2)	69,973	$1.44	—
_______________
(1)    Includes the following plans: the 2020 Stock Incentive Plan (the “Stock Incentive Plan”), the 2016 Long Term Incentive Plan (the “LTIP”) and the 2005 EMI Scheme Rules (the “EMI Plan” and together with the LTIP, the “Legacy Plans”). Our Stock Incentive Plan provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2021 fiscal year in an amount equal to the least of (i) 6,400,000 shares, (ii) 4% of the outstanding shares of our common stock as of such date, or (iii) such number of shares as determined by our Board of Directors. On January 1, 2024, the number of shares available for issuance under the Stock Incentive Plan increased by 6,400,000 shares pursuant to these provisions. This increase is not reflected in the table above. On September 18, 2020, the Company became the successor issuer to Summit Therapeutics plc (“Old Summit”), at which point the Company assumed Old Summit’s obligations under our Legacy Plans and replaced all equity awards granted under the Legacy Plans with equivalent equity awards for our common stock. Excludes shares issued under the 2020 Employee Stock Purchase Plan.
(2)    Includes outstanding warrants granted to Elaine Stracker for consultancy services provided to the Company pursuant to the Company’s consultancy agreement that was terminated by mutual agreement in June 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Executive Officers or principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are presumed not to be related person transactions for purposes of this policy:

•interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the entity receiving payment under the transaction; and
•a transaction that is specifically contemplated by provisions of our charter or Bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.

Related Party Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Transactions with Robert W. Duggan

On December 6, 2022, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”), with Mr. Duggan and Dr. Zanganeh, pursuant to which the Company agreed to sell to each of Mr. Duggan and Dr. Zanganeh unsecured promissory notes in the aggregate amount of $520 million. Pursuant to the Note Purchase Agreement, the Company issued to Mr. Duggan and Dr. Zanganeh unsecured promissory notes in the amount of $400 million (the “Duggan February Note”) and $20 million (the “Zanganeh Note”), respectively, which matured and became due on February 15, 2023 and an unsecured promissory note to Mr. Duggan in the amount of $100 million (the “Duggan September Note” and together with the Duggan February Note and the Zanganeh Note, the “December 2022 Notes”), which was originally due on September 15, 2023. The maturity dates of the December 2022 Notes could have been extended one or more times at the Company’s election, but in no event to a date later than September 6, 2024. In addition, if the Company consummates a public offering, then upon the later to occur of (i) five business days after the Company receives the net cash proceeds therefrom or (ii) May 15, 2023, the Duggan February Note and the Zanganeh Note shall be prepaid by an amount equal to the lesser of (a) 100% of the amount of the net proceeds of such offering and (b) the outstanding principal amount on such notes.

On January 19, 2023, the Company provided notice to extend the term of the Duggan February Note and Duggan September Note to a maturity date of September 6, 2024.

Furthermore, on January 19, 2023, the Company and Mr. Duggan rectified the Duggan February Note and Duggan September Note in order to correctly reflect the parties’ intent that the Company may only prepay (i) the Duggan February Note following the completion of a public rights offering to be conducted by Summit in the approximate amount of $500 million (the “2023 Rights Offering”), or a similar capital raise, in an amount equal to the lesser of (x) the net proceeds of the Rights Offering or such capital raise or (y) the full amount outstanding of the Duggan February Note, and (ii) the Duggan September Note following the completion of a capital raising transaction subsequent to the 2023 Rights Offering in an amount equal to the lesser of (A) the net proceeds of such capital raise or (B) the full amount outstanding of the Duggan September Note. Following the issuance of the two new Promissory Notes (the “Duggan Promissory Notes”), the Duggan February Note and Duggan September Note were marked as “cancelled” on their faces and replaced in their entirety by the Duggan Promissory Notes (together with the Zanganeh Note, the “Notes”). The Notes accrue interest at an initial rate of 7.5%. All interest on the Notes were paid on the date of signing for the period through February 15, 2023. Such prepaid interest was paid in a number of shares of the Company’s common stock, par value $0.01 equal to the dollar amount of such prepaid interest, divided by $0.7913 (the consolidated closing bid price immediately preceding the time the Company entered into the Note Purchase Agreement, plus $0.01), which was 9,346,434 shares to Mr. Duggan and 373,857 shares to Dr. Zanganeh. For all applicable periods following February 15, 2023, interest shall accrue on the outstanding principal balance of the Notes at the US prime interest rate, as reported in the Wall Street Journal, plus 50 basis points, as adjusted monthly, for three months immediately following February 15, 2023, and thereafter at the US prime rate plus 300 basis points, as adjusted monthly. In connection with the closing of the 2023 Rights Offering, the $400 million Duggan February Note matured and became due, and the Company repaid all principal and accrued interest thereunder using a portion of the proceeds from the 2023 Rights Offering. During the year ended December 31, 2023, the Company made payments for interest of $10.7 million.

On February 17, 2024 the Duggan February Note was amended to extend the maturity date from September 6, 2024 to April 1, 2025. For all applicable periods commencing February 17, 2024, interest shall accrue on the outstanding principal balance at the greater of 12% or the US prime interest rate, as reported in the Wall Street Journal plus 350 basis points, as adjusted monthly, compounded quarterly. Interest shall be paid upon maturity of the loan.

On March 10, 2022, the Company entered into a note purchase agreement with Mr. Duggan, pursuant to which Mr. Duggan loaned the Company $25.0 million in exchange for the issuance by the Company of an unsecured promissory note in the amount of $25.0 million (the “2022 Note”). The 2022 Note accrued interest at a rate per annum equal to the prime rate as reported in the Wall Street Journal, which was 3.25% as of the effective date. The 2022 Note became due upon the earlier of (i) the consummation of a registered public offering with net proceeds of no less than $25.0 million or (ii) 18 months from the date of issuance of the 2022 Note, and was repaid on August 10, 2022.

On August 16, 2022, 94,849,203 shares were purchased by Mr. Duggan in connection with the July 2022 rights offering (“2022 Rights Offering”).

Transactions with Dr. Mahkam Zanganeh

In December 2023, Dr. Zanganeh exercised warrants to purchase 805,495 shares. Refer to Note 20 in our consolidated financial statements contained in Annual Report on Form 10-K for the warrants exercise activity for the year ended December 31, 2023.

As described above, on December 6, 2022, the Company entered into the Note Purchase Agreement with Mr. Duggan and Dr. Zanganeh, pursuant to which the Company agreed to sell to

Mr. Duggan and Dr. Zanganeh the Notes in the aggregate amount of $520 million. Pursuant to the Note Purchase Agreement, the Company issued Dr. Zanganeh the Zanganeh Note in the amount of $20 million, which matured and became due on February 15, 2023. All interest on the Notes shall be paid on the date of signing for the period through February 15, 2023. Such prepaid interest was paid in a number of shares of the Company’s common stock equal to the dollar amount of such prepaid interest, which was 373,857 shares to Dr. Zanganeh. On February 15, 2023, the $20 million Zanganeh Note matured and the Company repaid the outstanding principal balance.

On August 16, 2022, (i) 184,430 shares were purchased by Dr. Zanganeh (ii) 4,593,777 shares were purchased by the Mahkam Zanganeh Revocable Trust, of which Dr. Zanganeh is a trustee, and (iii) 1,030,925 shares were purchased by the Shaun Zanganeh Irrevocable Trust, of which Dr. Zanganeh is a trustee in connection with the 2022 Rights Offering.

On March 26, 2021, the Company entered into the Sublease with Dr. Zanganeh and Associates, Inc. (“MZA”) consisting of 4,500 square feet of space at 2882 Sand Hill Road, Menlo Park, CA (the “Sublease”). The Sublease runs until September 2022. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the rent payable by MZA to the third party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied. During the year ended December 31, 2021, payments of $556 thousand were made pursuant to the sublease. During the year ended December 31, 2022, payments of $537 thousand were made pursuant to the sublease.

On July 25, 2022, the Company entered into the First Amendment, dated July 19, 2022 to the Sublease with MZA. The existing Sublease term, which was set to expire on September 30, 2022, was extended for a period of thirty-nine months from October 1, 2022 through December 31, 2025. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the net payable by MZA to the third-party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied. During the year ended December 31, 2023, payments of $0.8 million, were made pursuant to the first amendment to the Sublease Agreement.

On July 29, 2022, the Company entered into the Second Amendment, dated August 1, 2022, to the Sublease with MZA. The Second Amendment was effective as of August 1, 2022 and expires on December 31, 2025. The Second Amendment includes an additional 1,277 square feet (the “Expansion Premises”) of office space at 2882 Sand Hill Road, Menlo Park, California. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the net payable by MZA to the third-party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied. During the year ended December 31, 2023 payments of $218 thousand, were made pursuant to the Secondment Amendment to the Sublease.

Transactions with Dr. Yu (Michelle) Xia

On December 5, 2022, the Company entered into a Collaboration and License Agreement (the “License Agreement”) with Akeso, Inc. and its affiliates (“Akeso”) and certain ancillary transaction documents as set forth in the License Agreement. The License Agreement closed on January 17, 2023 following customary waiting periods, and both Akeso and Summit entered into the Common Stock Issuance Agreement (“Issuance Agreement”). Pursuant to the License Agreement and Issuance Agreement, Akeso elected to receive 10 million shares of Company common stock in lieu of cash and was paid $274.9 million in cash as the initial upfront payment. The $200 million remaining amount of the $500 million upfront payment was paid on March 5, 2023. The Company and Akeso also entered into Amendment No. 1 to the License Agreement, dated January 16, 2023 (the “License Agreement Amendment”), to modify the Akeso party receiving payments under the License Agreement from Akeso Biopharma Co., Ltd. to Akeso, Inc. Upon the closing of the License Agreement, the Board of Directors of the Company appointed Dr. Yu (Michelle) Xia, current Chief Executive Officer and Chairwoman of Akeso, to serve as a member of the Board of Directors pursuant to the terms of the License Agreement.

The Company paid approximately $2.5 million to Akeso during year ended December 31, 2023. As of December 31, 2023, the Company included in accrued expenses approximately $3.6 million due to Akeso.

Transactions with Mr. Manmeet Soni

On October 16, 2023, the Company announced the appointment of Mr. Manmeet Soni as its Chief Operating Officer, effective immediately. Mr. Soni has been a part of the Company’s Board of Directors since 2019. He will remain a member of the Board of Directors. In conjunction with his appointment, Mr. Soni entered into a share purchase agreement with the Company to purchase $5.0 million of its common stock via a private placement. The transaction was effective October 13, 2023 with a closing price of $1.68, resulting in the purchase of 2,976,190 shares of the Company’s common stock.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and named executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation.”

AUDIT AND FINANCIAL ACCOUNTING OVERSIGHT

AUDIT COMMITTEE REPORT
The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
Our Audit Committee is composed of “independent” directors, as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on the Company’s website at https://www.smmttx.com/.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent auditor’s qualifications and independence, the performance and scope of independent audit procedures performed on our financial statements and internal control, and management’s process for assessing the adequacy of our system of internal control. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has:
•reviewed and discussed our audited financial statements with management and PricewaterhouseCoopers LLP, the independent auditors;
•discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence.
In addition, the Audit Committee has regularly met separately with management and with PricewaterhouseCoopers LLP, and further to the matters specified above, has discussed with PricewaterhouseCoopers LLP the overall scope, plans, and estimated costs of its audit.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Members of the Audit Committee
Kenneth A. Clark (Chair)
Ujwala Mahatme
Robert Booth

Item 14. Principal Accounting Fees and Services

Auditor Services and Fees

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

Auditor Fees

The following table sets forth the approximate aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the years ending December 31, 2023 and 2022, respectively (in thousands):

Fee Category	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$1,175	$1,234
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	4	4
Total	$1,179	$1,238

Audit Fees: Audit fees for both years consisted of professional services rendered for: (i) the audit of our annual consolidated financial statements, (ii) statutory audits, (iii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q and (iv) audit services associated with other reports filed with the Securities and Exchange Commission.

Audit-Related Fees: Consists of fees for professional services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and which are not reported under “Audit Fees” above. There were no audit-related fees for the year ended December 31, 2023 and 2022, respectively.

Tax Fees: Consists of fees for professional services for tax compliance, tax advice and tax planning. There were no tax fees for the year ended December 31, 2023 and 2022, respectively.

All Other Fees: All other fees for the year ended December 31, 2023 and 2022, respectively, related to a subscription to a global research and disclosure software platform.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of PricewaterhouseCoopers LLP.
OTHER INFORMATION

Stockholder Proposals for 2025 Annual Meeting
For a stockholder proposal to be eligible under Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for next year's annual meeting, the proposal must comply with all applicable requirements of Rule 14a-8, all applicable requirements of our Bylaws and be received by our Corporate Secretary at our principal executive office, 601 Brickell Key Drive, Suite 1000, Miami, Florida 33131, not later than December 26, 2024. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2025 Annual Meeting
Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2025 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at our principal executive office, 601 Brickell Key Drive, Suite 1000, Miami, FL 33131, by:

•not less than 90 days prior to the one-year anniversary of the date of our 2024 annual meeting of stockholders (March 15, 2025); and

•not more than 120 days prior to the one-year anniversary of the date of our 2024 annual meeting of stockholders (February 13, 2025).

In the event we hold our 2025 annual meeting of stockholders more than 30 days prior to, or delay it by more than 60 days after, the one-year anniversary of the 2024 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the 120th day prior to the 2025 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2025 annual meeting of stockholders and (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or the day of public disclosure of the date of such annual meeting, whichever first occurs. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

In addition to complying with the Company’s notice requirements under its Bylaws as set forth in the previous paragraph, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025. If the 2025 annual meeting changes by more than 30 calendar days from the anniversary date of the 2024 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 annual meeting.

Stockholders Sharing the Same Address
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@smmttx.com or Investor Relations, 601 Brickell Key Drive, Suite 1000, Miami, FL 33131, or by calling (650) 460-8308.

Fiscal Year 2023 Annual Report and SEC Filings
Our financial statements for the fiscal year ended December 31, 2023 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at https://www.smmttx.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, 601 Brickell Key Drive, Suite 1000, Miami, FL 33131.
*    *    *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Miami, FL
April 2024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMMT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Summit Therapeutics Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Summit Therapeutics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50496-P11048

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SUMMIT THERAPEUTICS INC.

Company Proposals

	For All	Withhold All	For All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 AND 3.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:

01) Robert W. Duggan
02) Mahkam Zanganeh
03) Manmeet S. Soni
04) Kenneth A. Clark
05) Robert Booth
06) Ujwala Mahatme
07) Alessandra Cesano
08) Yu Xia
09) Mostafa Ronaghi

Vote on Proposals

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR all of the nominees listed in Item 1 and FOR Items 2 and 3 in accordance with the recommendations of the Company's Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V50497-P11048

SUMMIT THERAPEUTICS INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert W. Duggan, Mahkam Zanganeh and Manmeet S. Soni, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Summit Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders be held at 9:00 a.m., Eastern Daylight Time on June 14, 2024, to be conducted virtually via live webcast at www.virtualshareholdermeeting.com/SMMT2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1; "FOR" ITEMS 2 AND 3; AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE